EXHIBIT 8.1



                                 March 12, 2001

Cornerstone Realty Income Trust, Inc.
306 East Main Street
Richmond, Virginia 23219

                       Registration Statement on Form S-4

            Exchange Offer for Series A Convertible Preferred Shares

Ladies and Gentlemen:

         We have acted as federal tax counsel to Cornerstone Realty Income Trust, Inc., a Virginia corporation (the "Company"), in connection with the
Registration Statement on Form S-4 (Registration No. 333-56024) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in order to register 25,224,314 of the Company common shares, no par value (the "Common Shares"), to be issued in connection with the Company's exchange offer (the "Exchange Offer") for all of its issued and outstanding Series A Convertible Preferred Shares (the "Convertible Preferred Shares").

         We are rendering this opinion in respect of certain United States federal income tax consequences of the Exchange Offer. Capitalized terms used herein without definition shall have the meaning ascribed to them in the Registration Statement.

         In giving this opinion, we have reviewed the Registration Statement and such other documents, records and instruments as we have deemed appropriate or necessary to the rendering of the opinion expressed below. For purposes of the opinion, we have assumed: (i) the validity, accuracy and completeness of the documents and corporate records that we have examined and the facts and representations set forth in the Registration Statement; (ii) that the transactions will be consummated in the manner described in the Registration Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); (iii) that the representations made to us by the Company in a letter dated as of the date hereof and delivered to us for purposes of this opinion (the "Certificate"), are accurate and complete and that all representations made "to the best knowledge" of any person or party, or with similar qualification, are true, correct, and complete as if made without such qualification; and (iv) that the Company will report the Exchange Offer on its United States federal income tax returns in a manner consistent with the opinion set forth herein and otherwise comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulations promulgated thereunder. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.


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Cornerstone Realty Income Trust, Inc.
March 12, 2001
Page 2

         No ruling has or will be sought from the Internal Revenue Service as to the United States federal income tax consequences of any part of the Exchange Offer.

         Based on the foregoing, and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that the discussion in the Registration Statement under the heading "United States Federal Income Tax Consequences" insofar as such statements constitute statements or summaries of matters of United States federal income tax consequences to certain U.S. Holders, provides a fair and accurate summary of such consequences under current law in all material respects.

         The foregoing opinion does not address all of the United States federal income tax consequences of the Exchange Offer other than as set forth above. Further, the opinion does not purport to deal with any aspect of state, local or foreign law that may affect particular investors nor with certain types of investors subject to special treatment under federal income tax laws.

         Our opinion is based on current provisions of the Code, and Treasury Regulations promulgated thereunder, pertinent judicial authorities, and interpretive rulings and published pronouncements of the Internal Revenue Service, and such other authorities as we have considered relevant, any of which may be changed at any time possibly with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Exchange Offer, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, including those contained in the Registration Statement, the Certificate, or other document on which we have relied may affect the continuing validity of the opinion set forth herein. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect)
(i) in applicable law or (ii) in any information, document, corporate record, covenant, statement, representations or assumption on which our opinion is based that become untrue or incorrect or incomplete. An opinion of counsel is not binding upon the Internal Revenue Service or the courts. There can be no assurance that the Internal Revenue Service will agree with the opinion set forth herein, or that if challenged by the Internal Revenue Service, the opinion will be sustained by the court.

         This letter is furnished to you solely for use in connection with filing the Registration Statement with the Securities and Exchange Commission. You may not rely on it for any other purpose, and it is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission.


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Cornerstone Realty Income Trust, Inc.
March 12, 2001
Page 3


         We are members of the Bar of the Commonwealth of Virginia, and we do not express any opinion herein concerning any law other than the federal law of the United States.

         We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of the name of our firm therein and under the heading "United States Federal Income Tax Consequences" in the Prospectus which forms a part of the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                            Very truly yours,



                                            /s/ McGuireWoods LLP